UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) January 26, 2006

                           HOUSING PROGRAMS LIMITED
            (Exact name of Registrant as specified in its charter)


            California                0-13808                 95-3906167
      (State or other jurisdiction  (Commission            (I.R.S. Employer
           of incorporation         File Number)        Identification Number)

                                55 Beattie Place
                              Post Office Box 1089
                        Greenville, South Carolina 29602
                    (Address of principal executive offices)


                                 (864) 239-1000
                           (Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 8.01   Other Events

Housing Programs Limited (the "Registrant" or "Partnership") has a 99% limited partnership interest in Cloverdale Heights Apts., Ltd. ("Cloverdale"). On January 26, 2006, Cloverdale sold its investment property, consisting of 100 units, to a third party for a sales price of approximately $1,250,000. The Registrant received approximately $75,000 from the sales proceeds and the remaining sales proceeds were used to satisfy liabilities associated with Cloverdale, including the mortgage encumbering the property and a purchase money note.

In accordance with the Restated Certificate and Agreement of Limited Partners of the Partnership, the Registrant's corporate general partner intends to utilize the sales proceeds received for Partnership operations and reserves.



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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                HOUSING PROGRAMS LIMITED


                                By: National Partnership Investments Corp.
                                    Corporate General Partner


                                By: /s/Brian S. Shuman
                                    Brian S. Shuman
                                    Senior Vice President and Chief  Financial
                                     Officer


                             Date: February 1, 2006